FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROWD 4 SEEDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or jurisdiction of incorporation or organization)

7389

(Primary Standard Industrial Classification Code Number)

30-0828224

(I.R.S. Employer Identification No.)

24 Tcharnihovsky St., Kfar Saba, Israel, 44150, Telephone Number: +972-50-7844477

(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

InCorp Services 2360 Corporate Circle Suite 400, Henderson, NV 89074, Telephone Number: 1-702-866-2500

(Name, address, including zip code, and telephone number, including area code)

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share ($)	Aggregate Offering Price ($)		Registration Fee ($)
Shares of Common Stock, $.001 par value	5,000,000		$0.10	$500,000		$58.10
Shares of Common Stock, $.001 par value	9,054,000		$0.10	$905,400	(3)	$105.21
Total Fee Due	14,054,000	(1)	$0.10	$1,405,400	(2)	$163.31

(1)

Of the 14,054,000 shares registered pursuant to this registration statement, 5,000,000 shares are being offered by a direct offering, and 9,054,000 shares are offered by the selling shareholders who will offer their shares at a fixed price of $.10 until the company begins trading on one of the over-the-counter price-quotation platforms maintained by OTC Markets Group.

(2)

Estimated solely for purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING, PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED _____, 2015

14,054,000 SHARES

COMMON STOCK

CROWD 4 SEEDS, INC.

Crowd 4 Seeds, Inc. (“Crowd 4 Seeds”, “Company”, "we", "us" or "our") is offering for sale a maximum of 14,054,000 shares of its common stock at a fixed price of $0.10 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer Mr. Itzhak Ostashinsky, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ostashinsky will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution".

The proceeds from the sale of the shares in this offering will be payable to the Company, except for shares which will be sold by the selling shareholders. All subscribed funds will be held in a noninterest-bearing account pending the completion of the offering of which there is no minimum number of shares that must be sold. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). For more information, see the section of this prospectus entitled "Plan of Distribution".

The Company has not commenced principal operations and has no financial resources or known source of equity or debt financing, and our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2014 that states that Company losses from operations raise substantial doubt about our ability to continue as a going concern. Because this offering is self-underwritten and there is no minimum amount of shares that must be sold, the Company may lose money from this offering if the proposed proceeds of this offering are substantially less than the estimated costs of this offering. There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

 - Has not received enough proceeds from the offering to begin operations; and

 - Has no market for its shares.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

	No. of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per share	1	$0.10	$0.00	$0.10
10% of shares are sold	500,000	$50,000	$0.00	$50,000
50% of shares are sold	2,500,000	$250,000	$0.00	$250,000
75% of shares are sold	3,750,000	$375,000	$0.00	$375,000
Maximum Offering	5,000,000	$500,000	$0.00	$500,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE "RISK FACTORS" BEGINNING AT PAGE 5.

We are selling the shares without an underwriter and may not be able to sell all or any of the shares offered herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is ____________, 2015

PROSPECTUS SUMMARY

About Crowd 4 Seeds, Inc.

Crowd 4 Seeds, Inc. was incorporated under the laws of the State of Nevada on April 11, 2014. As of March 25, 2015 we had one employee, our president and chief executive officer, Mr. Ostashinsky. During the period April 11, 2014 (date of inception) through March 25, 2015, Mr. Ostashinsky devoted approximately 10 hours per week as necessary for the business. For the remainder of calendar year 2015, Mr. Ostashinsky has committed to devote at least twenty (20) hours a week to us but may increase that number as necessary to further develop the business. As of this date and through the remainder of calendar year 2015, Mr. Ostashinsky will continue to provide these services at no cost to the Company. In addition to his relationship with the Company, Mr. Ostashinsky provides his services to an unrelated business. Following our formation, we issued 8,250,000 shares of our common stock to Mr. Ostashinsky in exchange for a business plan.

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We are an early stage company (have not commenced principal operations) and have no financial resources. We have not established or attempted to establish a source of equity or debt financing, however, we intend to have discussions with a number of financial advisors and smaller investment banks regarding obtaining financing. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.” We are at the very earliest of stages in development of our business plan. We have a significant amount of work that needs to be done and funds that need to be raised in order to compete within the marketplace.

The Company plans to become a public company. The reason for becoming a public company is to attract capital to fund further development and expansion. Many investors prefer to invest in public companies because of the perception that public companies may allow more liquidity. Another reason for becoming public is to increase public awareness of the Company. The drawbacks of being public are the costs of compliance with regulatory requirements, audits, and investor relations which can be high. We believe the additional costs associated with being public will range up to $50,000 per year. This estimate could range dramatically depending on the level of our success.

Crowd 4 Seeds focuses on an online market and community connecting Israeli startup companies with potential investors from all over the world. The goal is to provide these startup companies with exposure to as many potential investors from the general public as possible, while providing those potential investors with different investment opportunities in these startup companies.

Crowd 4 Seeds will reach out to both Israeli startup companies seeking funds and potential investors looking for investment opportunities in Israeli startups. Crowd 4 Seeds would allow startups from any and all fields (subject to any regulatory limitations if any) to present their companies and the investments they are seeking.

Potential investors will simply need to register for the website in order to gain access to all the marketing and offering materials of the various startups presenting on the website. Investors interested in making an investment in one, or more, of the startups will need to fill out a short form stating the amount of money they wish to invest.

Each startup company will need to state the amount of money which will be the goal of the offering and the time frame throughout which the offering will be open. Investments would be kept in an escrow account. On the earlier of: 1) the startup reaching its offering goal; and 2) the end of the stated time frame, the offering would come to a close. Should the offering goal be reached, the funds raised would be released from the escrow account to the company's account. Simultaneously, each investor would receive from the company a dully issued and authorized stock certificate evidencing the number of shares such investor owns in the company. Should the offering time frame elapse and the offering goal is not reached, each investor would get back the funds deposited in the escrow account for such investment. Registered members will be able to see, for each presenting startup offering its shares, how much funds have been committed to the offering and how much time is left to the end of the offering.

Crowd 4 Seeds will be compensated for each offering that reaches its goal (as such goal is determined by the company offering its shares). A certain percentage, as agreed upon between Crowd 4 Seeds and the offering company, will be paid out of the escrow account simultaneously with the release of the funds to the company once the offering goal has been met.

Currently, only investors who meet the definition of "Accredited Investor" under the Israeli Securities Law may participate in equity-based online crowdfunding campaigns. The formation of the crowdfunding regulation in Israel is currently at an advanced stage. There is no assurance, however, that such regulation will be completed and allow the general public to participate in equity-based crowdfunding campaigns. In September 2012, the Israeli Securities Authority ("ISA") established a committee with the aim to examine how High-Tech investments in Israel may be better supported. One of the issues the committee examined is the feasibility of fund-raising for young R&D companies through what has known to be called "crowdfunding". The committee had presented its interim conclusions to the ISA on June 4, 2013. The final conclusions of the committee were submitted to the ISA on January 21, 2014. On June 5, 2014, a memorandum for a proposed set of laws, based on the findings of that committee, was released and on October 27, 2014 the formal proposal was filed with the Israeli Parliament for a vote. The first round of votes, out of three rounds required for adoption of a proposed law, was approved on November 3, 2014. The dates for rounds two and three have yet to be determined.

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We strive to have an operating website which would allow a meet up between Israeli startups looking for funds and potential investors seeking to explore such investment opportunities by the time such regulatory scheme be adopted in Israel. There is no assurance, however, when such regulation will be adopted, if ever.

Our executive offices are located at 24 Tcharnihovsky St., Kfar Saba, Israel, 44150 and our telephone number is +972-50-7844477. We may refer to ourselves in this prospectus as "Crowd 4 Seeds” the “Company,” "we," or "us.”

The Offering

Crowd 4 Seeds is offering for sale a maximum of 5,000,000 shares of common stock at a fixed price of $.10 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Mr. Ostashinsky, will attempt to sell the shares himself. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ostashinsky will sell the shares himself and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the Subscription Agreement (see Exhibit 99.1).

All subscription funds will be held in a noninterest-bearing account subject to the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Shares of common stock offered by us: A maximum of 5,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of Proceeds: Crowd 4 Seeds will use the proceeds from the offering to cover costs related to the preparation of this registration statement and for business development, marketing and general expenses.

Termination of the Offering: The offering will conclude when all 5,000,000 of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering for additional 180 days.

Risk Factors: The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

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Trading Market: None. While we plan to find a market maker to file a Rule 211 application with the Financial Industry National Regulatory Authority ("FINRA") in order to apply for the inclusion of our common stock in one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if Crowd 4 Seeds is quoted or granted a listing, a market for our common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	As of December 31, 2014

Current Assets	$20,000

Current Liabilities	$70,000

Stockholders' Equity	$(50,000)

Operating Statement Data: For the period April 11, 2014 (inception) to December 31, 2014

Operating Statement Data:	For the period April 11, 2014 (inception) to December 31, 2014

Selling, General and Administrative expenses	$98,000

Net (loss)	$98,000

Loss per share- basic and diluted	(0.01)

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risk were to occur, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.	Equity-based crowdfunding regulation in Israel has yet to be finally approved.

Equity-based crowdfunding regulation in Israel is currently at an advanced stage. The proposed set of laws have been brought before the Israeli Parliament and have already successfully passed the first round of votes, out of three rounds required for definitive adoption. The regulation currently awaits the second round of votes. No dates have been set yet for the second and third rounds of votes. Although the proposed regulation is currently at an advanced stage, there is no assurance when such regulation will become effective, if ever.

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2. Crowd 4 Seeds has virtually no financial resources. Our independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Crowd 4 Seeds is an early stage company and has virtually no financial resources. We had a cash balance of $20,000 as of December 31, 2014. We have working capital deficit of $50,000 and a negative stockholders’ equity of $50,000 at December 31, 2014. Our independent registered public accounting firm included an explanatory paragraph in their opinion on our financial statements as of and for the period ended December 31, 2014 that states that Company losses from operations and lack of operation raise substantial doubt about its ability to continue as a going concern. We will seek additional financing beyond the amounts that may be received from this offering. The financing sought may be in the form of equity or debt financing from various sources as yet unidentified. Until we have completed our offering most, if not all, of our efforts will be spent in our registration efforts with some efforts in further developing our business plan, however pending the successful completion of the offering, we will seek the necessary additional financing to further pursue our business plan. No assurances can be given that we will generate sufficient revenue or obtain the necessary financing to continue as a going concern.

Our current resources and source of funds, which primarily consist of friends and family equity investments from unaffiliated third parties, are sufficient to keep our business operations functioning for the next six to nine months. We do not have a formal agreement with our president and chief executive officer to fund the Company’s working capital needs; however our president and chief executive officer’s current plan is to do most of the work on his own without cash compensation while he seeks other sources of funding. We have not generated any revenues from our business. No assurances can be given that we will be able to receive funds from our president and chief executive officer or others to continue our operations beyond a month-to-month basis.

3. Crowd 4 Seeds is and will continue to be completely dependent on the services of our president and chief executive officer, Itzhak Ostashinsky, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Crowd 4 Seeds' operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Ostashinsky, our president and chief executive officer. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Mr. Ostashinsky or an appropriate replacement(s).

4. Because we have only recently commenced business operations, we face a high risk of business failure.

We were formed in April, 11 2014. All of our efforts to date have related to developing our business plan. Through December 31, 2014, we had no operating revenues. We face a high risk of business failure. The likelihood of the success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses, regulatory developments and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of the Company’s services will occur or be significant enough or that we will be able to sell its services at a profit, if at all. Future revenues and/or profits, if any, will depend on many various factors, including, but not limited to both initial and continued market acceptance of the Company’s services and the successful implementation of its planned growth strategy.

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We may not be able to develop our website in the future because of a lack of available funds or financing to do so. In order for us to develop our website, we must be able to secure the necessary financing. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently anticipated will be in excess of $500,000. We have no established current sources of funds to undertake the business plan as anticipated. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our president and chief executive officer providing almost all of the work on his own without any cash compensation. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

 The Company’s ability to achieve profitability will be dependent on the ability of its future services to generate sufficient operating cash flow to fund future growth and/or acquisitions. There can be no assurance that the Company’s future results of operations will be profitable or that its business strategy will be successful or even begin to generate any revenues.

5. We may not have or ever have the resources or ability to implement and manage growth strategy.

Although the Company expects to experience growth based on being able to implement its business plan, such growth may never occur because the business plan may not be implemented the way it meant to be because of lack of funds to do so. If the Company’s business plan and growth strategy are implemented, of which no assurances can be given, a significant strain on the Company’s management, operating systems and/or financial resources will be imposed. Failure by the Company’s management to manage this growth, if it occurs, or unexpected difficulties encountered during growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable activity will depend upon a number of factors, including (i) identifying efficient marketing and advertising channels, (ii) generating sufficient funds from our then existing operations or obtaining third-party financing or additional capital to support our business plan, (iii) the Company’s management team and its financial and accounting controls and (iv) staffing, training and retaining of skilled personnel, if any at all. Certain of these factors will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing companies. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

6. We may not be successful in hiring technical personnel because of the competitive market for qualified technical people.

The Company's future success depends largely on its ability to attract, hire, train and retain highly qualified technical personnel to provide the Company's services. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully and to differentiate itself from its competition. The Company's results of operations and growth prospects could be materially adversely affected if the Company were unable to attract, hire, train and retain such qualified technical personnel.

7. Our reliance on referrals from outside contacts to develop business may not be effective.

The Company initially will rely on our president and chief executive officer, Mr. Ostashinsky, for a majority of its leads and believes that independent outside sales reps will also be an important source of sales referrals in the foreseeable future. We currently have no contracts or agreements in place with any outside sales professional. No assurances can be given that using independent outside sales reps will result in any meaningful numbers of sales leads or referrals.

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8. Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

The Company's future or projected quarterly operating results may vary and reduced levels of earnings or losses may be experienced in one or more quarters. Fluctuations in the Company's quarterly operating results could result from a variety of factors, including changes in the levels of revenues derived from internetworking, applications development, and managed services, the size and timing of significant project orders, changes in the mix of employee and subcontractor technicians on projects, the timing of new service offerings by the Company or its competitors, new office openings by the Company, changes in pricing policies by the Company or its competitors, market acceptance of new and enhanced services offered by the Company or its competitors, changes in operating expenses, availability of qualified technical personnel, disruptions in sources of related products and services, the effect of potential acquisitions and industry and general economic factors. The Company will have limited or no control over many of these factors. The Company's expense levels we believe will be based upon, in part, on its expectations as to future or projected revenues. If revenue levels are below expectations, operating results are likely to be adversely affected.

Because of these fluctuations and uncertainties, our future operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

9. We may face competition from companies with significantly greater resources and name recognition.

The market in which the Company will operate has yet to form or take shape. The Company expects to face competition from new market entrants and possible alliances among competitors in the future as the equity-based crowdfunding regulatory scheme in Israel advances. Many of the Company's potential competitors may have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be better able to respond or adapt to new or emerging technologies and changes in client requirements or to devote greater resources to the development, marketing and sales of their services than the Company. There can be no assurance that the Company will be able to compete successfully. Many potential competitors may be part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors.

10. There are significant potential conflicts of interest.

Our personnel will be required to commit substantial time to our affairs and, accordingly, these individual(s) (particularly our president and chief executive officer) may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel (particularly our president and chief executive officer) may become aware of business opportunities which may be appropriate for presentation to us, as well as other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

11. Following the effective date of our Registration Statement, of which this prospectus is a part, we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. The incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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12. Our internal controls may be inadequate.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

-	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
-	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and
-	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, as we currently have limited operation and no finance resources to invest in such controls. Since our current operation is minimal we expect the influence of that on our financial reporting is limited.

13. The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

14. Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president and chief executive officer.

We have only one director who also serves as our president and chief executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, currently a vote of board members is decided in favor of the chairman (who is our president, and chief executive officer), which gives him complete control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president and chief executive officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

15. The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Mr. Ostashinsky, our president and chief executive officer, on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president and chief executive officer, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

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16. Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. Even if all of the shares are purchased, we could have the same result.

17. The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

18. Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will consider using non-cash consideration to satisfy obligations. In many instances, if used, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (45,000,000) shares but unissued (30,946,000) shares assuming the sale of 5,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

19. The total proceeds of the offering may be less than the estimated cost of the offering, so the Company will receive no economic benefits from the completion of the offering.

The proposed maximum aggregate proceeds of the offering ($500,000) are substantially more than the proposed costs to complete the offering ($62,163.31). However, if less than $62,163.31 is received there will be no financial benefit from the completion of the offering and we will have to pay for some of the costs of the offering from the proceeds of operations or from other sources such as loans from officer(s) or from related and unrelated parties.

20. All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any, or all, of these shares is lifted and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (9,054,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act.

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21. The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

22. Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividend in violation of Section 78.300 of the Nevada Revised Statute. Any repeal or modification of an article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

23. Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We intend to seek out a market maker which will be willing to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that such market maker’s application, if ever filed, will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

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(i)	any market for our shares will develop;
(ii)	the prices at which our common stock will trade; or
(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on one of the price-quotation platforms maintained by the OTC Markets Group, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions). What this boils down to is that while DTC-eligibility is not a requirement to be quoted on one of OTC Markets Group's price-quotation platforms, it is however a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #24 below.

24. Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	the basis on which the broker or dealer made the suitability determination, and
-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

25. The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

-	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
-	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
-	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
-	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
-	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

26. Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

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27. Our board of directors (consisting of one person, our president and chief executive officer) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

28. The ability of our founder, president, and chief executive officer to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our founder, president, and chief executive officer, Mr. Ostashinsky, will beneficially own an aggregate of 58.7% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, Mr. Ostashinsky will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of Mr. Ostashinsky may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by Mr. Ostashinsky. This level of control may also have an adverse impact on the market value of our shares because Mr. Ostashinsky may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

29. All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (9,054,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock every three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

30. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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31. Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

32. You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

Crowd 4 Seeds will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($62,163.31) do not exceed the maximum amount of offering proceeds ($500,000). The estimated costs of the offering, which principally relate to professional costs, are estimated to consist of:

SEC registration Fee	$163.31
Accounting fees and expenses	$7,000
Legal fees and expenses	$50,000
Transfer agent fees	$2,000
Blue Sky fees and expenses	$2,000
Miscellaneous expenses	$1,000

Total	$62,163.31

Crowd 4 Seeds will pay all costs related to this offering. If the amount of offering costs exceeds the amount raised, this amount in excess of the offering proceeds will be paid when necessary or otherwise accrued on the books and records of Crowd 4 Seeds until we are able to pay the full amounts due either from revenues or loans from our president and chief executive officer, related or unrelated parties that we may approach. A significant portion of the estimated costs of the offering ($62,163.31) are legal fees and expenses ($50,000). Absent sufficient revenues to pay these amounts, we will seek financial assistance either from our president and chief executive officer, or shareholders or possibly third party business associates of our president and chief executive officer who may agree to loan us the funds necessary to cover the balance of outstanding professional and related fees related to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and the professional service providers insist upon payment. Absent the above, Mr. Ostashinsky will attempt to seek sufficient funding personally for the amounts due and, if successful in obtaining these funds, to lend it to the Company on an interest-free basis. No formal written arrangement exists, with respect to Mr. Ostashinsky or anyone’s commitment outside of the Company, to loan funds for this purpose.

Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent indicated in MD&A “Liquidity” section, first paragraph.

THE OFFERING

We will spend substantial amount in costs on this offering. We will also incur ongoing continuous costs to meet the reporting requirements of a public company. These costs may very well exceed our current or anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential future vendors, consultants and manufacturers will have a higher regard in providing services for a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation with various business and legal professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for its growth. In addition, we believe that being a public company increases the visibility of our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

We are offering for sale a maximum of 5,000,000 shares of common stock at a fixed price of $0.10 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president, and chief executive officer, Mr. Ostashinsky, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Ostashinsky will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Ostashinsky will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contacts.

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As discussed above in connection with Crowd 4 Seeds' selling efforts in the offering, Mr. Ostashinsky will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Ostashinsky is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Ostashinsky will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ostashinsky is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ostashinsky will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ostashinsky will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be made payable to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided on the Subscription Agreement.

We will receive all proceeds from the sale of up to 5,000,000 shares being offered. No proceeds will be received by any other entity other than the Company. The price per share is fixed at $0.10 for the duration of this offering.

All subscribed funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 5,000,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold in this offering. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company will deliver stock certificates attributable to shares of common stock purchased directly by the purchasers within 30 days of the close of this offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 3 business days.

The offering may terminate on the earlier of:

i.	The date when the sale of all 5,000,000 shares is completed, or
ii.	180 days from the effective date of this document or any extension thereto

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. Even if we find a market maker willing to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process may require.

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If we become able to have our shares of common stock quoted on one of the over-the-counter price-quotation platforms maintained by the OTC Markets Group, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions). What this boils down to is that while DTC-eligibility is not a requirement to be quoted on one of OTC Markets Group's price-quotation platforms, it is however a necessity to process trades if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in the common stock of the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering may lose the entire value of their shares purchased in that each purchased share may have a negative net book value if we raise less proceeds than the cost of this offering. Net book value of existing shareholders’ shares will also decrease if the costs exceed the proceeds received from this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering (as of December 31, 2014):

	Assuming the Sale of:
	1,000,000 shares	5,000,000 shares

Offering Price Per Share	$0.10	$0.10

Book Value Per Share Before the Offering	$(0.005)	$(0.005)

Book Value Per Share After the Offering	$0.047	$0.032

Net Increase to Original Shareholders	$0.052	$0.037

Decrease in Investment to New Shareholders	$(0.048)	$(0.063)

Dilution to New Shareholders (%)	48%	63%

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The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per share	No. of shares sold	% of ownership	Consideration paid
5,000,000 shares sold
Existing shareholders	$0.01	9,054,000	64.42%	$20,000
Investors in this offering	$0.10	5,000,000	35.58%	$500,000
1,000,000 shares sold
Existing shareholders	$0.01	9,054,000	90.05%	$20,000
Investors in this offering	$0.10	1,000,000	9.95%	$100,000

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek out a market maker willing to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC Markets maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTC Markets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Markets), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTC Markets). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTC Markets, it is however a necessity to efficiently process trades on the OTC Markets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, 91.12% of our outstanding shares of common stock are held by Mr. Ostashinsky, our founder, president and chief executive officer (8,250,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

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If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person (an affiliate) within any three-month period cannot exceed the greater of:

-	1% of the total number of our common shares then outstanding; or

-	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

-	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).
-	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

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However, no assurance can be given as to:

-	the likelihood of a market for our common shares developing,
-	the liquidity of any such market,
-	the ability of the shareholders to sell the shares, or
-	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

-	our future operating results;
-	our business prospects;
-	any contractual arrangements and relationships with third parties;
-	the dependence of our future success on the general economy;
-	any possible financings; and
-	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

Crowd 4 Seeds, Inc., a Nevada corporation, (“Crowd 4 Seeds” “Company” “we,” “us,” or “our”) was incorporated on April 11, 2014. Most of the activity through December 31, 2014 involved incorporation efforts and preparation for this Offering.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our financial statements include a note emphasizing the uncertainty of our ability to remain a going concern.

Results from Operations

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $98,000 for the period from April 11, 2014 (inception) to December 31, 2014.  The expenses consisted primarily of legal and accounting fees as well as travel expenses.

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Liquidity

We will pay all costs relating to this offering estimated at $62,163.31 This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans from a related or unrelated third party. Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, we will seek financial assistance from our shareholders or a third party who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan funds for this purpose.

Currently, most of our resources and work have been devoted to planning our business and completing our registration statement. We believe that the work needed to initiate and complete an initial version of our website, attract developers, and initiate our marketing plans, will be approximately $500,000 if outside contractors and experts are used. If we are able to use internal resources only (primarily consisting of the services of our president and chief executive officer), the process will take much longer. Our goal would be to have a comprehensive corporate website up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, we believe will be sought from former business associates of our president and chief executive officer or through private investors referred to us by those same business associates. To date, we have sold 804,000 shares of our common stock for $20,100 through a private placement.

If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management. The Company may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due to them.

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As of December 31, 2014, we owed $70,000 in connection with organizational costs, professional services related to this offering, business and framework development costs incurred. We have not entered into any formal agreements, written or oral, with any vendors or other providers for payment of services or expenses. There are no other significant liabilities at December 31, 2014.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

DESCRIPTION OF BUSINESS

Company Overview

Crowd 4 Seeds plans to become an online platform for investments in Israeli startup companies through equity-based crowdfunding. This online platform would present startup companies in various fields. Potential investors will be able to click on any startup company they would like to know more about and get access to its marketing information and legal and financial disclosures.

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Crowd 4 Seeds plans to match up Israeli startups looking to raise funds with potential investors from all over the world seeking to make investments in such startups. The goal is to help many startup companies that could not or would not raise funds from Angels or Venture Capital funds get access to a large pool of retail investors looking for such investment opportunities. Such match up would open another important fundraising channel for startup companies and allow retail investors to diversify their investment portfolio. Crowd 4 Seeds' business plan is dependent on the effectiveness of the equity-based crowdfunding regulation in Israel. There is no assurance when such regulation will be effective, if ever.

Crowd 4 Seeds will keep a complete audit trail of investments in the startups presenting on its website. Funds committed for an investment will be kept in an escrow account until the startup's funding goal is reached. Upon reaching such goal, funds will be transferred from the escrow account to the startup's bank account while simultaneously stock certificates will be delivered to the investors. Should the funding goal not be reached until the deadline of the offering, funds would immediately be returned to the investors.

Business Model

Crowd 4 Seeds has two revenue models: Transaction Success Fees and Advertising Fees.

Transaction Revenue Model

Crowd 4 Seeds will receive a certain percentage as a transaction success fee for each fundraising campaign that reaches its funding goal. This certain percentage will be applied to the total amount raised and will be paid out of the escrow account immediately upon completion of a transaction.

Advertising Revenue Model

Crowd 4 Seeds would also consider allowing advertising on its website. We expect that if we will manage to generate meaningful traffic to our website, various market participants will be interested in exploring advertising opportunities with us.

Marketing & Growth Strategy

Crowd 4 Seeds will grow the pool of startup companies looking to utilize its platform for equity-based crowdfunding by talking directly with, and presenting the opportunity to, startup incubators in Israel. Crowd 4 Seeds will also present its equity-based crowdfunding platform to different groups dedicated to helping Israeli startups and Israeli entrepreneurs. We plan to focus solely on Israeli startups. Crowd 4 Seeds will grow its pool of potential investors looking to explore the investment opportunities presented on our website by advertising on economic portals which are widely followed by retail investors. Crowd 4 Seeds will look for other channels for exposure such as writing columns about equity-based crowdfunding on widely-spread economic newspapers and/or economic websites.

Market Overview

Equity-based crowdfunding refers to the pooling of small capital investments from a large number of investors to finance a new or expanding business venture. In return, those investors receive a small stake in the company and expect to earn a profit if the company succeeds. The concept of crowdfunding is not new. Charities, social groups, churches and non-profit organizations have raised funds using similar methods for many years. Websites such as Kickstarter and Indiegogo brought crowdfunding to the internet by allowing startup companies and entrepreneurs to accept monetary “donations” from project “backers.” The difference between these crowdfunding campaigns and those contemplated under the Israeli Securities Law, however, is that investors under the Israeli Securities Law will be able to purchase a security interest in the company in which they are investing.

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Currently, only investors who meet the definition of "Accredited Investor" under the Israeli Securities Law may participate in equity-based online crowdfunding campaigns. The formation of the equity-based crowdfunding regulation in Israel is currently at an advanced stage. There is no assurance, however, that such regulation will be completed and allow the general public to participate in equity-based crowdfunding campaigns. In September 2012, the Israeli Securities Authority ("ISA") established a committee with the aim to examine how the Israeli High-Tech industry may be better supported financially. One of the issues the committee had examined is the feasibility of fund-raising for young R&D companies through what has known to be called "crowdfunding". The committee presented its interim conclusions to the ISA on June 4, 2013. The committee's final conclusions were submitted to the ISA on January 21, 2014. On June 5, 2014, a memorandum for a proposed set of rules, based on the findings of that committee, was released and on October 27, 2014 the formal proposal was submitted to the Israeli Parliament for a vote. The first round of votes, out of three rounds required for adoption of a proposed law, was approved on November 3, 2014. The proposal currently awaits the second round of votes.

Competition

Since legislation regulating online equity-based crowdfunding in Israel has yet to become effective, for the time being equity-based crowdfunding by the general public in Israel is not allowed and there are no websites that allow this kind of investment. There are, however, numerous websites that allow investors who meet the Israeli definition of "Accredited Investor" to invest in Israeli startups via the crowdfunding route. Among them are Ourcrowd and iAngels. It is possible that once legislation regulating equity-based crowdfunding investments in Israel becomes effective, these websites would adjust their platforms so they would support crowdfunding investments by the general public as well.

There are also donation-based crowdfunding websites in Israel. Among them are Headstart and Mimoona. Currently, these websites are solely focused on donation-based campaigns, but it is possible that these websites will support in the future equity-based crowdfunding campaigns as well. It is also possible that international "players" in the crowdfunding field, such as Kickstarter and Indiegogo, may decide to offer their platforms for crowdfunding campaigns once equity-based crowdfunding regulation in Israel becomes effective.

Our Plan

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our services to meet our obligations on a timely basis. We may not be able to finish the development of our online portal in the future because of a lack of available funds or financing to do so. In order for us to develop our portal and set up effective marketing channels, we must be able to secure the necessary financing, beyond just the proceeds of this offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $500,000. We have no established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our president and chief executive officer providing substantially all of the work on his own without any cash compensation. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Despite the aforementioned in order to execute on our business plan, we must complete our offering. If and when we obtain the required financing, we should be able to undertake the first steps necessary in our business plan. We will seek to engage or hire programmers and outside consultants to enhance the abilities of our president and chief executive officer in the development and execution of our business plan steps. As mentioned above these (initial) costs could very well be in excess of $500,000 and needed as payment for services to be performed over the next 12 months as we move forward with our business plan.

Without additional financing to the offering proceeds we will not be able to pursue our business plan and the Company may fail entirely.

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We currently have no additional sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. We currently do not have any cash or other resources to commence the use of outside contractors or industry service providers. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our president and chief executive officer will continue providing his professional services without current compensation. We do not currently have a formal agreement in place with our president and chief executive officer covering this period; however, our president and chief executive officer’s current plan is to do substantially all administrative and planning work as well as marketing work on his own without cash compensation while he seeks other sources of funding for the Company.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

Intellectual Property

We have no patents or trademarks.

Employees

As of March 25, 2015, we had one employee which serves as our president, and chief executive officer, Mr. Ostashinsky. During calendar year ending December 31, 2015 (dependent on financing and available working capital), Mr. Ostashinsky will devote at least twenty (20) hours a week to us and may increase the number of hours as necessary. Mr. Ostashinsky is under no contractual agreement with the Company. However, our president, and chief executive officer’s current plan is to provide all administrative and planning work as well as initial marketing efforts on his own without any cash compensation while he seeks other sources of funding for the Company and its business plan.

Property

Our office and mailing address is 24 Tcharnihovsky St., Kfar Saba, Israel 44150. The space is provided to us by Mr. Ostashinsky. Mr. Ostashinsky incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement. The current use of the space property is minimal.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Itzhak Ostashinsky	63	President, CEO, CFO, Secretary, Treasurer, Director

Itzhak Ostashinsky – Mr. Itzhak Ostashinsky has served as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of Crowd 4 Seeds since inception on April 11, 2014. He oversees operations, accounting and financial aspects of the company to accomplish strategic, marketing and visionary actions. For more than 20 years Mr. Ostashinsky served in various key positions in the insurance industry in Israel. He was also involved in numerous fund raising activities of private Israeli companies. Mr. Ostashinsky holds a B.A. in Business Administration from Bar-Ilan University, Israel.

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Possible Potential Conflicts

The OTC Markets on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on April 11, 2015. All officers are appointed annually by the board of directors subject to existing employment agreements (of which there are currently none) and will serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Itzhak Ostashinsky, our president and chief executive officer is currently the only director in the Company.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Crowd 4 Seeds:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii.	engaging in any type of business practice; or
iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

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4.	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, Crowd 4 Seeds' board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by Crowd 4 Seeds for any expenses incurred in attending directors' meetings provided that Crowd 4 Seeds has the resources to pay these fees. Crowd 4 Seeds will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from April 11, 2014 (inception) to December 31, 2014, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Itzhak Ostashinsky CEO, CFO & Director	2014	-	-	-	-	-	-	-	-

There is no formal employment arrangement with Mr. Ostashinsky at this time. Mr. Ostashinsky’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any compensation which permits us to meet our financial obligations. Mr. Ostashinsky’s compensation amount may be formalized if and when the Company completes this offering and obtains any future financing beyond the offering.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2014 except as stated above. The Company has no activity with respect to these awards.

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Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended December 31, 2014. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of December 31, 2014 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of December 31, 2014, we had 9,054,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 31, 2014; of all directors and executive officers of Crowd 4 Seeds; and of our directors and officers as a group.

Percent of Common Stock Owned

Name	Number of shares (1)	Prior to offering (1)	Assuming 1,000,000 shares are sold (1)	Assuming maximum offering is sold (1)
Itzhak Ostashinsky	8,250,000	91.12%	82.06%	58.70%
All officers and directors as a group (one person)	8,250,000	91.12%	82.06%	58.70%

(1)	The percent of common stock owned is calculated using the sum of (A) the number of shares of common stock owned and (B) the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the numerator, and the sum of (C) the total number of shares of common stock outstanding and the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the denominator.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoter of Crowd 4 Seeds would be Mr. Ostashinsky, president, chief executive officer, and principal financial officer.

Our office and mailing address is 24 Tcharnihovsky St, Kfar Saba, Israel 44150. The space is provided to us by Mr. Ostashinsky. Mr. Ostashinsky incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on April 11, 2014. Crowd 4 Seeds is authorized to issue 45,000,000 shares of common stock and 5,000,000 shares of preferred stock.

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Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or were outstanding as of December 31, 2014. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 5,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;
•	whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;
•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
•	whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and
•	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 45,000,000 shares of common stock. There are 9,054,000 shares of our common stock issued and outstanding at December 31, 2014 that is held by 40 shareholders. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

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One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•	listed on a national securities exchange,
•	included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or
•	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

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Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.	the articles of incorporation, and all amendments thereto,

ii.	bylaws and all amendments thereto; and

iii.	a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

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Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we not will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or
•	our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is VStock Transfer, 18 Lafayette Place, Woodmere, NY 11598. Tel: 212-828-8436.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by 40 shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We will seek out a market maker who will be willing to file an application with FINRA so as to be able to quote the shares of our common stock on the OTC Markets maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

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If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Ostashinsky, president and chief executive officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Ostashinsky. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Mr. Ostashinsky will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Ostashinsky will not receive commissions for any sales originated on our behalf. We believe that Mr. Ostashinsky is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Ostashinsky:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b. Is not an associated person of a broker or dealer; and

c. Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;
ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to the Company, and will be deposited in a noninterest-bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). All subscription funds will be held in the Escrow Account pending acceptance of the subscriptions by Crowd 4 Seeds and funds will be released to Crowd 4 Seeds as received, until the maximum offering has been subscribed.

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Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets maintained by the OTC Markets Group (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTC Markets Considerations

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. We will seek out a market maker who will be willing to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Markets maintained by the OTC Markets Group commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

A market maker who chooses to quote a security on the OTC Markets, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.

Although we anticipate that quotation on the OTC Markets will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTC Markets in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed. Investors must contact a broker-dealer to trade OTC Markets securities.

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If we become able to have our shares of common stock quoted on the OTC Markets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC Markets), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTC Markets). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTC Markets, it is a necessity to process trades on the OTC Markets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Crowd 4 Seeds with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell company" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

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Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

EXPERTS AND COUNSEL

The financial statements of the Company as of December 31, 2014 and for the period from April 11, 2014 (inception) to December 31, 2014 included in this prospectus have been so included in reliance on the report of by Ziv Haft certified public accountants (Isr), BDO member firm, an independent registered public accounting firm, appearing elsewhere herein, given on their authority as experts in accounting and auditing.

Our Counsel, Lior Ostashinsky, is the son of Itzhak Ostashinsky, our chief executive officer and president.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Crowd 4 Seeds, Inc.

24 Tcharnihovsky St.,

Kfar Saba, Israel 44150

+972-50-5485348

38

Crowd 4 Seeds Inc.

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2014

Crowd 4 Seeds Inc.

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2014

 ________________________

________________

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Crowd 4 Seeds Inc.

We have audited the accompanying balance sheet of Crowd 4 Seeds Inc. (the “Company”), as of December 31, 2014 and the related statements of operations, comprehensive loss, changes in shareholders’ equity and cash flows for the period from April 11, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations, comprehensive loss, changes in shareholders’ equity and cash flows for the period from April 11, 2014 (inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenues, suffered losses from operations and has negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel Aviv, March 25, 2015	Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

F-1

Crowd 4 Seeds Inc.

BALANCE SHEET

		December 31
		2014
	Note	$ in thousands

ASSETS
CURRENT ASSETS:
Cash and cash equivalents		$20

TOTAL ASSETS		$20

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Promissory note from shareholder	3	$13
Accounts payable		57

Total liabilities		$70

COMMITMENTS AND CONTINGENCIES	4

EQUITY
Common stock, par value $0.001 per share, 45,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized, December 31, 2014 and 9,054,000 shares of common stock issued	5	$9
Addition paid-in capital		39
Accumulated deficit		(98)

Total equity		$(50)

TOTAL LIABILITIES AND EQUITY		$20

The accompanying notes are an integral part of the financial statements.

F-2

Crowd 4 Seeds Inc.

STATEMENT OF OPERATION

		Period from April 11 (inception) to December 31
		2014
	Note	$ in thousands except per share data
Revenues		-
Cost of revenues		-

Gross profit		-
Selling, General and Administrative expenses		98

Operating loss		(98)
Financial expenses, net		-

Loss before taxes on income		(98)
Taxes on income	7	-

Net loss		$(98)

Loss per share - basic and diluted:
Net loss		(0.01)
Weighted average shares outstanding, basic and diluted		7,449

The accompanying notes are an integral part of the financial statements.

F-3

Crowd 4 Seeds Inc.

STATEMENT OF COMPREHENSIVE LOSS

		Period from April 11 (inception) to December 31
		2014
	Note	$ in thousands

Net loss	4	$(98)

Other comprehensive income, net of tax:		-

Total comprehensive loss		$(98)

The accompanying notes are an integral part of the financial statements.

F-4

Crowd 4 Seeds Inc.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

	Share Capital
			Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total
		$ in thousands, except shares

Balance at April 11, 2014 (inception)	-	-	-	-	-

Changes during 2014:
Issuance of common stock	9,054,000	$9	$11	$-	$20
Expenses reimbursed by a major shareholder	-	-	28	-	28
Net loss	-	-	-	(98)	98))

Balance at December 31, 2014	9,054,000	$9	$39	$(98)	$(50)

The accompanying notes are an integral part of the financial statements.

F-5

Crowd 4 Seeds Inc.

STATEMENT OF CASH FLOWS

Period from April 11 (inception) to December 31
2014
$ in thousands
Cash flow from operating activities:
Net loss	$(98)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses reimbursed by a major shareholder	28
Changes in assets and liabilities:
Increase in other accounts payable	57
Net cash used in operating activities	(13)

Cash flow from financing activities:
Promissory Note from shareholder	13
Proceeds from issuance of common stock	20
Net cash provided by financing activities	33

Net increase in cash and cash equivalents	20
Cash and cash equivalents at beginning of the period	-
Cash and cash equivalents at the end of the year	$20

The accompanying notes are an integral part of the financial statements.

F-6

Crowd 4 Seeds Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION:

Crowd 4 Seeds, Inc. (the "Company") was formed on April 11, 2014 as a Nevada corporation.

During 2014 the Company issued 9,054,000 shares of its common stock, for a total consideration of $20 thousands. The Company has yet to start operational or research and development activities. The Company plans to operate in the field of crowdfunding and to run an online platform for investments in Israeli startup companies. This online platform would present startup companies in various fields. The Company plans to match up Israeli startups looking to raise funds with potential investors from all over the world seeking to make investments in such startups. Potential investors will be able to have access to the marketing information and legal and financial disclosures of any startup company they would like to know more about. The current legislation in Israel for crowdfunding is in process at the Israeli Parliament. The online service could be offered only following the final approval of the legislation.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered cumulative losses and negative cash flows from operations since inception. Until the Company will achieve profitability and revenues in the future it intends to finance its operation through the issuance of its shares which is uncertain at the moment. These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Note 2 - SUMMARY of Significant Accounting Policies:

The significant accounting policies followed in the preparation of the financial statements are as follows:

A.	Basis of Presentation:

The consolidated financial statements are prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States of America.

B.	Use of Estimates in Preparation of Financial Statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

C.	Cash and Cash Equivalents:

Cash and cash equivalents consist of demand deposits and highly liquid investments with original maturities of three months or less. Cash and cash equivalents are carried at cost which approximates fair value.

F-7

Crowd 4 Seeds Inc.

NOTES TO FINANCIAL STATEMENTS

Note 2 - SUMMARY of Significant Accounting Policies (CONT):

D.	Advertising:

Advertising will be expensed in the period in which it is incurred. There have been no advertising expenses for the reporting period presented.

E.	Income Taxes:

Deferred taxes are determined utilizing the “asset and liability” method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, when it’s more likely than not that deferred tax assets will not be realized in the foreseeable future. Deferred tax liabilities and assets are classified as current or non-current based on the underlying asset or liability or if not directly related to and asset or liability based on the expected reversal dates of the specific temporary differences.

F.	Fair value of financial instruments:

The Company discloses fair value measurements for financial and non-financial assets and liabilities measured at fair value. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Financial items carried at fair value as of December 31, 2014 are classified in the tables below in one of the three categories:

	Fair value measurements using input type
	December 31, 2014
	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	$20	$-	$-	$20

F-8

Crowd 4 Seeds Inc.

NOTES TO FINANCIAL STATEMENTS

Note 2 - SUMMARY of Significant Accounting Policies (CONT):

G.	Recent Accounting Pronouncements:

1.	In May 2014, the FASB issued guidance on revenue from contracts with customers that will supersede the most current revenue recognition guidance, including industry-specific guidance. The underlying principle of the guidance is that an entity should recognize revenue upon the transfer of goods or services to customers in an amount that the entity expects to be entitled to in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance is effective for the interim and annual periods beginning on or after December 15, 2016 (early adoption is not permitted). The guidance permits the use of either a retrospective or cumulative effect transition method. The Company is currently evaluating the impact of the amended guidance on its financial statements.

2.	In August 2014, the FASB issued ASU No. 2014-15,"Presentaion of Financial statements – Going concern (subtopic 205-40), Discloser of Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" The new standard provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. ASU 2014-15 applies prospectively to annual periods ending after December 15, 2016, and to annual and interim periods thereafter. Early application is permitted. The Company does not expect material impacts on the financial statements upon adoption.

NOTE 3 – PROMISSORY NOTE FROM SHAREHOLDER:

Note provided by the major shareholder, bears interest of 4% per year. The Company shall repay the note upon its own discretion on or before December 31, 2015.

F-9

Crowd 4 Seeds Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – COMMITMENTS AND CONTINGENCIES:

In May 2014, the Company engaged a legal counsel in order to receive legal services concerning the registration statement to be filed with the Securities and Exchange Commission ("SEC"). According to the agreement, the fees will be paid if and only upon receiving the first $50 thousands from external investors following the effectiveness of the registration statements. Since this expense was probable it was recorded as a provision amounting to $50 thousands at the balance sheet date.

NOTE 5 - EQUITY:

	Number of shares as of December 31, 2014
	Authorized	Issued and outstanding

Common stock, par value $0.001 per share	45,000,000	9,054,000
Preferred stock, par value $0.001 per share	5,000,000	-

Common Stock. Common Stock confers upon its holders the rights to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends if declared.

Preferred stock. Preferred stocks have the same rights as the common stocks but the board in its own discretion can provide the holders of the preferred stocks preference upon receiving dividends.

NOTE 6 - LOSS PER SHARE:

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company and the fact that the company has a loss.

F-10

Crowd 4 Seeds Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE (CONT):

Year ended December 31,
2014
$ in thousands except per share data

1. Numerator:
Net loss	$(98)

2. Denominator
Denominator for basic and diluted net loss per share - weighted average of shares	7,449
Basic and diluted loss per share attributed to stockholders	$(0.01)

NOTE 7 - TAXES ON INCOME:

A.	Deferred income taxes:

Deferred taxes are determined by applying the provisions of enacted tax laws and rates for the jurisdictions in which the Company operates to the estimated future tax effects of the differences between the tax basis of assets and liabilities and their reported amounts in the Company’s financial statements. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. Significant components of the Company’s deferred tax assets are as follows:

Year ended December 31,
2014
$ In thousands

Operating loss carry forward	$(98)

Deferred tax asset before valuation allowance	22
Valuation allowance	(22)
Net deferred tax asset	$-

Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carry forwards and other temporary differences will not be realized in the foreseeable future.

F-11

Crowd 4 Seeds Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - TAXES ON INCOME (CONT):

B.	Uncertain tax position:

The Company has recorded no liability for income taxes associated with unrecognized tax benefits at the date of adoption and has not recorded any liability associated with unrecognized tax benefits during 2014. Accordingly, the Company has not recorded any interest or penalty in regard to any unrecognized benefit.

C.	Theoretical tax:

The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carryforward due to the uncertainty of the realization of such tax benefits.

NOTE 8 – TRANSACTION WITH RELATED PARTY:

A.	During the period from Inception (April 2014) and up to the balance sheet date the CEO and majority shareholder devoted approx. 10 hours per week to promote the business plan of the Company. The expense incurred by the CEO and majority shareholder on behalf and for the benefit of the Company from inception through the balance sheet date amounted to $28 thousands and was recorded as contribution to equity.

B.	The services described in note no. 4 are provided by a related party.

F-12

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2015 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

5,000,000 Shares

Crowd 4 Seeds, Inc.

Common Stock

PROSPECTUS

__, 2015

39

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC registration Fee	$163.31
Accounting fees and expenses	$7,000
Legal fees and expenses	$50,000
*Transfer agent fees	$2,000
*Blue Sky fees and expenses	$2,000
*Miscellaneous expenses	$1,000

Total	$62,163.31

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article X provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

40

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

The Company issued 8,250,000 shares of its common stock to Mr. Ostashinsky, as consideration for a business plan.

On November 20, 2014, the Company completed a private placement and issued 804,000 shares of its common stock to various investors for $20,100.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, (the “Act”) as amended.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Opinion of Ostashinsky Law Firm

10.1	Form of Note Agreement

23.1	Consent of BDO

99.1	Copy of Subscription Agreement

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

41

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

42

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kfar Saba, Israel on March 25, 2015.

Crowd 4 Seeds, Inc.

/s/ Itzhak Ostashinsky
By: Itzhak Ostashinsky President, CEO, Principal Executive Officer, Director, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Itzhak Ostashinsky		March 25, 2015
By: Itzhak Ostashinsky Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Director, Principal Financial Officer and Principal Accounting Officer

43